Exhibit 4.13

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT, dated as of August 1, 2006 (as amended, supplemented or otherwise modified from time to time, the “Intellectual Property Security Agreement”), is made by each of the signatories hereto (collectively, the “Grantors”) in favor of CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).

WHEREAS, Verso Paper Finance Holdings LLC, a Delaware limited liability company, and Verso Paper Holdings LLC, a Delaware limited liability company (the “Borrower”), have entered into a Credit Agreement, dated as of August 1, 2006 (as amended, supplemented, replaced or otherwise modified from time to time, the “Credit Agreement”), with the banks and other financial institutions and entities from time to time party thereto (the “Lenders”), Citigroup Global Markets Inc. and Banc of America Securities LLC, as co-documentation agents, Credit Suisse Securities (USA) LLC and Lehman Brothers Inc., as co-lead arrangers and joint bookrunners, Lehman Brothers Inc., as syndication agent, and the Administrative Agent.

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered that certain Guarantee and Collateral Agreement, dated as of August 1, 2006, in favor of the Administrative Agent (as amended, supplemented, replaced or otherwise modified from time to time, the “Guarantee and Collateral Agreement”). Capitalized terms used and not defined herein have the meanings given such terms in the Guarantee and Collateral Agreement.

WHEREAS, under the terms of the Guarantee and Collateral Agreement, the Grantors have granted a security interest in certain Collateral, including, without limitation, certain Intellectual Property of the Grantors to the Administrative Agent for the ratable benefit of the Secured Parties, and have agreed as a condition thereof to execute this Intellectual Property Security Agreement for recording with the United States Patent and Trademark Office, the United States Copyright Office, and other applicable Governmental Authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantors agree as follows:

SECTION 1. Grant of Security.

Each Grantor hereby grants to the Administrative Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to any and all of the following now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (the “Intellectual Property Collateral”), as security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of such Grantor’s Obligations:

Signature page to First Lien IP Security Agreement

(a) (i) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of the Lanham Act has been filed, to the extent that, and solely during the period for which, any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule 1, (ii) all goodwill associated therewith or symbolized thereby, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof (collectively, the “Trademarks”);

(b) (i) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule 2, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule 2, (ii) all provisionals, reissues, extensions, continuations, divisions, continuations-in-part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof (collectively, the “Patents”); and

(c) (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (ii) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule 3, (iii) all claims for, and rights to sue for, past or future infringements of any of the foregoing and (iv) all income, royalties, damages and payments now or hereafter due and payable with respect to any of the foregoing, including damages and payments for past or future infringement thereof (collectively, the “Copyrights”).

SECTION 2. Recordation.

Each Grantor authorizes and requests that the Register of Copyrights, the Commissioner of Patents and Trademarks and any other applicable government officer record this Intellectual Property Security Agreement.

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SECTION 3. Execution in Counterparts.

This Intellectual Property Security Agreement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 4. Governing Law. This Intellectual Property Security Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

SECTION 5. Conflict Provision.

This Intellectual Property Security Agreement has been entered into in conjunction with the provisions of the Guarantee and Collateral Agreement and the Credit Agreement. The rights and remedies of each party hereto with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Guarantee and Collateral Agreement and the Credit Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Intellectual Property Security Agreement are in conflict with the Guarantee and Collateral Agreement or the Credit Agreement, the provisions of the Guarantee and Collateral Agreement or the Credit Agreement shall govern.

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IN WITNESS WHEREOF, each of the undersigned has caused this Intellectual Property Security Agreement to be duly executed and delivered as of the date first above written.

VERSO PAPER FINANCE HOLDINGS LLC VERSO PAPER HOLDINGS LLC VERSO PAPER INC. CMP HOLDINGS LLC CMP ANDROSCOGGIN LLC CMP BUCKSPORT LLC CMP QUINNESEC LLC CMP SARTELL LLC NEXTIER SOLUTIONS CORPORATION

By:
Name: Title:

Signature page to First Lien IP Security Agreement

Schedule 1

to Intellectual Property

Security Agreement

Trademarks

Schedule 2

to Intellectual Property

Security Agreement

Patents

Schedule 3

to Intellectual Property

Security Agreement

Copyrights